Filed Pursuant to Rule 424(b)(3)

Registration No. 333-276305

PROSPECTUS

Up to 21,052,632 Initial Debenture Shares

Up to 1,804,511 Special Conversion Shares

(and up to 40,000,000 Interest Shares issuable upon the payment of interest in respect thereof)

Offered by the Selling Shareholders

This prospectus relates to the resale of (i) up to 21,052,632 common shares (the “Initial Debenture Shares”), no par value, of Gold Royalty Corp. (the “Company”), initially issuable upon the conversion of those certain 10.0% 2023 Unsecured Convertible Debentures (the “Debentures”) that each of Queen’s Road Capital Investment Ltd. (“QRC”) and Taurus Mining Royalty Fund L.P., a fund managed by Taurus Funds Management Pty Limited (collectively, “Taurus” and, together with QRC, the “Subscribers”) subscribed to, at an initial conversion price of $1.90 per share (the “Conversion Price”), (ii) up to 1,804,511 additional common shares (the “Special Conversion Shares”) issuable upon the Subscribers’ exercise of their conversion right at a special conversion price of $1.75 per share, subject to the conditions described in that certain trust indenture between the Company and Odyssey Trust Company, as trustee, dated as of December 15, 2023 (the “Indenture”), which governs the Debentures (the “Special Conversion Price”), and (iii) up to 40,000,000 additional common shares (the “Interest Shares”, and together with the Initial Debenture Shares and Special Conversion Shares, the “Debenture Shares”), which is a reasonable good-faith estimate of the maximum number of common shares that the Company believes are issuable as a payment of interest on the Debentures, at a price (the “Interest Price”) equal to the twenty (20) consecutive trading days ending three (3) trading days preceding each date on which an installment of interest owing on the outstanding principal amount of a Debenture is due and payable (the “Interest Payment Date”), and such Interest Shares shall be Freely Tradeable (as defined in the Indenture), in each case, that may be sold from time to time by the selling shareholders named in this prospectus or their pledgees, donees, transferees, assignees or other successors-in-interest (collectively, the “Selling Shareholders”). See “Selling Shareholders” beginning on page 12 of this prospectus.

We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the Selling Shareholders.

Our registration of the common shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of such common shares. The Selling Shareholders may sell the common shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We will bear all of the expenses incurred in connection with the registration of these shares. The Selling Shareholders will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the common shares. See “Plan of Distribution” beginning on page 10 of this prospectus.

Our common shares and certain of our outstanding common share purchase warrants are listed on the NYSE American LLC (“NYSE American”) under the symbols “GROY” and “GROY.WS”, respectively. On February 23, 2024, the closing price of our common shares and common share purchase warrants as reported on the NYSE American was $1.72 and $0.01, respectively.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission (“SEC”) rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 8, and in our Annual Report on Form 20-F for the year ended September 30, 2022, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2024

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BASIS OF PRESENTATION

Unless otherwise indicated, references in this registration statement to “Gold Royalty”, “GRC”, “the Company”, “we”, “us” and “our” refer to Gold Royalty Corp., a company incorporated under the laws of Canada, together with its subsidiaries unless the context requires otherwise.

We express all amounts in this registration statement in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which may not be comparable to financial data prepared by many United States companies. We present our financial statements in U.S. dollars.

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES

Gold Royalty is subject to the reporting requirements of the applicable Canadian and United States securities laws. Gold Royalty’s previous filings under the applicable Canadian and United States securities laws, including the Annual Report on Form 20-F for the year ended September 30, 2022, contains disclosure of mineral reserve and mineral resource estimates relating to the projects underlying Gold Royalty’s interests prepared in accordance with the requirements of Canadian securities laws, which differ in many respects from the requirements of United States securities laws. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” contained in such previous filings were based upon definitions applicable in Canada in accordance with Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43- 101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves (the “CIM Definition Standards”), adopted by the CIM Council, as amended. In addition, certain of the operators of the properties underlying Gold Royalty’s interests prepare mineral reserve and mineral resource estimates in accordance with the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (“JORC”), which differs from NI 43-101 and the requirements of the SEC, and certain previous filings by Gold Royalty contain disclosure of mineral reserve and mineral resource estimates in accordance with JORC.

The SEC adopted amendments to its disclosure rules (the “SEC Modernization Rules”) to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the SEC Modernization Rules, the historical property disclosure requirements for mining registrants included in SEC Industry Guide 7 was rescinded and replaced with the disclosure requirements in subpart 1300 of SEC Regulation S-K. The SEC Modernization Rules became effective on February 25, 2019 with compliance required for the first fiscal year beginning on or after January 1, 2021. As a result of the adoption of the SEC Modernization Rules, the SEC now recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be substantially similar to the corresponding CIM Definition Standards. Pursuant to certain exceptions provided by the SEC Modernization Rules, however, Gold Royalty is not required, to the extent it has access to the necessary information, to provide disclosure on its mineral properties under the SEC Modernization Rules in this registration statement because such information is incorporated by reference herein rather than provided directly in this registration statement. Gold Royalty may be required to provide disclosure on its mineral properties under the SEC Modernization Rules in future filings with the SEC.

U.S. shareholders are cautioned that while terms are substantially similar to CIM Definition Standards, there are differences in the definitions and standards under the SEC Modernization Rules and the CIM Definition Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that Gold Royalty may have previously reported as “proven reserves”, “probable reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 will be the same as the reserve or resource estimates prepared under the standards adopted under the SEC Modernization Rules.

U.S. shareholders are also cautioned that while the SEC now recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Further, “inferred resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Under Canadian securities laws, estimates of “inferred mineral resources” may not form the basis of feasibility or prefeasibility studies, except in certain specific cases. Additionally, disclosure of “contained ounces” in a resource is permitted disclosure under Canadian securities laws. Therefore, U.S. shareholders are also cautioned not to assume that all or any part of the inferred resources exist.

U.S. Shareholders are cautioned that information contained in this prospectus and the documents incorporated by reference herein may not be comparable to similar information made public by U.S. companies reporting pursuant to the SEC’s disclosure requirements.

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ABOUT THIS PROSPECTUS

As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we have previously filed with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Gold Royalty Corp., 1188 West Georgia Street, Suite 1830 Vancouver, British Columbia V6E 4A2. Our telephone number is (604) 396-3066. See “Where You Can Find More Information”.

You should rely only on the information contained and incorporated by reference into this prospectus and in any free writing prospectus that we authorize to be distributed to you. We have not, and the Selling Shareholders have not, authorized anyone to provide you with additional or different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which statements may constitute “forward-looking information” within the meaning of Canadian securities laws. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe”, “anticipate”, “plan”, “target”, “expect”, “intend”, “estimate”, “project”, “outlook”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements include, but are not limited to, statements about:

●	our plans and objectives, including its acquisition and growth strategy;

●	our future financial and operational performance, including expectations regarding projected future revenues;

●	royalty and other payments to be made to the Company by the owners and operators of the projects underlying our royalties and other interests;

●	expectations regarding our royalty and other interests;

●	the plans of the operators of properties where we own or may acquire royalty interests;

●	estimates of mineral reserves and mineral resources on the projects in which we hold royalty interests;

●	estimates regarding future revenue, expenses and needs for additional financing;

●	adequacy of capital and financing needs; and

●	expectations regarding the impacts of COVID-19 on the operators of the properties underlying our interests.

These forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances, including that:

●	the public disclosures of the operators regarding the properties underlying our interests are accurate, including that such operators will meet their disclosed production targets and expectations;

●	current gold, base metal and other commodity prices will be sustained, or will improve;

●	the proposed development of the Company’s royalty projects will be viable operationally and economically and will proceed as expected;

●	any additional financing required by the Company will be available on reasonable terms; and

●	operators of the properties where the Company holds royalty interests will not experience any material accident, labor dispute or failure of equipment.

Actual results could differ materially from those anticipated in these forward-looking statements as a result of the following risk factors, among others:

●	dependence on third-party operators;

●	a substantial majority of our royalty and other interests are on exploration, advanced-exploration and development stage properties, which are non-producing and are subject to the risk that they may never achieve production;

●	volatility in gold and other commodity prices;

●	we have limited or no access to data or the operations underlying our existing interests;

●	a significant portion of our revenues is derived from a small number of operating properties;

●	is the value and potential revenue from our royalty interests are subject to many of the risks faced by owners and operators of the properties underlying our interests;

●	we may enter into acquisitions and other material transactions at any time;

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●	the availability of any necessary financing in the future on acceptable terms or at all;

●	our future growth is, to an extent dependent on its acquisition strategy;

●	our business and revenues could be adversely affected by problems concerning the existence, validity, enforceability, terms or geographic extent of our royalty interests, and our interests may similarly be materially and adversely impacted by change of control, bankruptcy or the insolvency of operators;

●	if title to mining claims, concessions, licenses, leases or other forms of tenure is not properly maintained by the operators, or is successfully challenged by third-parties, our existing royalty interests could be found to be invalid;

●	operators may interpret our existing or future royalty or other interests in a manner adverse to us or otherwise may not abide by their contractual obligations, and we could be forced to take legal action to enforce our contractual rights;

●	certain of our royalty interests are subject to buy-back or other rights of third-parties;

●	our operations and those of the owners and operators of the properties underlying our interests may be negatively impacted by the effects of the spread of illnesses or other public health emergencies;

●	mine development and operation is capital intensive and any inability of the operators of the properties underlying our existing or future interests to meet their liquidity needs may adversely affect the value of, and revenue from, such interests;

●	estimates of mineral resources and mineral reserves disclosed by the owners and operators of the properties underlying our royalty and other interests may be subject to significant revision;

●	depleted mineral reserves may not be replenished by the operators of the properties underlying our interests;

●	risks related to interests located in foreign jurisdictions;

●	environmental risks in the jurisdictions where projects underlying our interests are located;

●	potential conflicts of interests;

●	opposition from Indigenous peoples may adversely impact the projects underlying our interests;

●	our dependence on key management personnel;

●	we hold investments in a concentrated number of equity securities and the fair values thereof are subject to loss in value;

●	litigation risks; and

●	the other factors discussed under “Item 3. Key Information – D. Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended September 30, 2022 and other disclosure documents, which are available under the Company’s profile at www.sedarplus.ca and www.sec.gov.

This list of factors should not be construed as exhaustive. The Company does not intend to and does not assume any obligations to update forward-looking statements, except as required by applicable law.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our Annual Report on Form 20-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent filed reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

Our Company

We are a precious metals focused royalty company offering creative financing solutions to the metals and mining industry. Our diversified portfolio includes over 200 royalties across properties of various stages, including 5 cash flowing properties.

Our mission is to acquire royalties, streams and similar interests at varying stages of the mine life cycle to build a balanced portfolio offering near, medium and longer-term returns for our investors. Currently, the Company directly and indirectly holds 245 royalty interests, including royalty interests on 5 producing projects, 18 developing projects, 42 advanced-exploration projects and 181 early-exploration projects as part of this royalty generator model.

In carrying out our long-term growth strategy, we seek out and continually review opportunities to expand our portfolio through the acquisition of existing or newly created royalty, stream or similar interests and through accretive acquisitions of companies that hold such assets. In acquiring newly created interests, we act as a source of financing to mining companies for the development and exploration of projects.

Our “royalty generator model” is focused on mineral properties held by us and our subsidiaries and additional properties we may acquire from time to time, with the aim of subsequently optioning or selling them to third-party mining companies in transactions where we would retain a royalty, carried interest or other similar interest. We believe the royalty generator model provides increased volume of potential royalty opportunities, targeting opportunities with potential exploration upside.

We do not generally conduct exploration, development or mining operations on the properties in which we hold interests and we are not required to contribute capital costs for these properties. We may, from time to time, conduct non-material exploration related activities to advance our royalty generator projects.

Convertible Debenture Private Placement

On December 5, 2023, the Subscribers entered into those certain Investment Agreements with the Company (collectively, the “Agreements”), pursuant to which the Subscribers subscribed for and agreed to purchase a $30 million and $10 million principal amount of Debentures, respectively (the “Transaction”). The Transaction closed on December 15, 2023, and the Debentures were issued under the Indenture, which governs the Debentures.

The Debentures mature on December 15, 2028, and bear interest from and including the date of issuance at the rate of 10.0% per annum, payable in quarterly installments in arrears on August 31, November 30, February 28 and May 31 in each year (each, an “Interest Payment Date”), the first such interest payment to fall due on February 28, 2024. The Company shall satisfy its interest payment obligation (“Interest Obligation”) on each Interest Payment Date (including, for greater certainty, following conversion or redemption or on December 15, 2028) by delivering: (i) cash for that portion of the Interest Obligation equal to 7% per annum, calculated on the outstanding principal amount of the Debentures; and (ii) subject to applicable regulatory approval, Interest Shares for the balance of the Interest Obligation equal to 3% per annum, calculated on the outstanding principal amount of the Debentures.

Subject to the terms and conditions set forth in the Indenture, the Debentures are immediately convertible, at the holder’s option, into common shares of the Company at the Conversion Price. From December 15, 2026, until December 29, 2026 (“Company Redemption Period”), the Company may, at its option, redeem the Debentures, in whole or in part, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest up to the applicable redemption date. If the Company exercises the foregoing redemption right, the Subscriber shall be entitled to exercise its conversion right prior to the expiration of such Company Redemption Period at the Special Conversion Price.

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

We are a corporation organized under the laws of Canada. We were incorporated under the name Gold Royalty Corp. on June 23, 2020, under the Canada Business Corporations Act (Canada) (“CBCA”). Our head office is located at 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 4A2 and our telephone number is +1 (604) 396-3066. Our registered office is 1000-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2. Our website address is www.goldroyalty.com. Information on the Company’s website is not incorporated herein by reference. Our common shares and certain of our common share purchase warrants are listed on the NYSE American under the symbols “GROY” and “GROY.WS”, respectively.

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THE OFFERING

Common shares offered by the Selling Shareholders	(i) up to 21,052,632 Initial Debenture Shares initially issuable upon the conversion of the Debentures that the Subscribers subscribed to, at the Conversion Price, (ii) up to 1,804,511 Special Conversion Shares issuable upon the Subscribers’ exercise of their conversion right at the Special Conversion Price, and (iii) up to 40,000,000 Interest Shares, which is a reasonable good-faith estimate of the maximum number of common shares that the Company believes are issuable as a payment of interest on the Debentures at the Interest Price.

Terms of the offering	The Selling Shareholders (including their transferees, donees, pledgees, assignees and successors-in-interest) may sell, transfer or otherwise dispose of any or all of the common shares offered by this prospectus from time to time on NYSE American or any other stock exchange, market or trading facility on which the common shares are traded or in private transactions. The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 10 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholders.

Use of Proceeds	The Selling Shareholders will receive all of the proceeds from the sale of any common shares sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of the common shares by the Selling Shareholders. See “Use of Proceeds”.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 8, and in our Annual Report on Form 20-F for the year ended September 30, 2022, to read about the risks you should consider before investing in our securities.

Listing	Our common shares and certain of our common share purchase warrants are listed on the NYSE American under the symbols “GROY” and “GROY.WS”, respectively.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our Annual Report on Form 20-F for the year ended September 30, 2022 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of September 30, 2023:

●	on an actual basis; and

●	on a pro forma basis, assuming conversion of the Debentures at maturity, to give effect to (i) the issuance of the Initial Debenture Shares at the Conversion Price, in the aggregate amount of up to $40,000,000 and (ii) the issuance of the Interest Shares in respect thereof at the Interest Price, in the aggregate amount of up to $6,000,000.

The amounts shown below are unaudited. The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to our unaudited financial statements for the three and nine months ended September 30, 2023, in our Report on Form 6-K filed with the SEC on November 14, 2023, which is incorporated by reference in this prospectus.

	As of September 30, 2023
(In thousands)	Actual	Pro Forma
Total debt	$17,468	$17,468
Common shares, without par value	554,869	600,869
Reserves	22,518	22,518
Accumulated deficit	(50,456)	(70,456)
Accumulated other comprehensive income	320	320
Total shareholders’ equity	$527,251	$553,251

Total capitalization and indebtedness	$544,719	$570,719

The foregoing table and calculations are based on 144,970,285 common shares outstanding as of September 30, 2023, and excludes:

●	7,766,211 common shares issuable upon the exercise of outstanding options to purchase common shares with a weighted average exercise price of $3.31 per share;

●	769,079 common shares issuable upon the vesting of outstanding restricted share units;

●	10,350,000 common shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $7.50 per share;

●	595,350 common shares issuable upon the exercise of 2,430,000 outstanding Ely Warrants with a weighted average exercise price of C$4.59 per share; and

●	5,966,738 common shares that remain reserved for future issuance under our 2021 Long-Term Incentive Plan.

From October 1, 2023, through the date of this prospectus, we have issued 256,174 common shares to certain directors, management personnel and employees resulting from vested restricted share units and 496,785 common shares in connection with an acquisition of a portfolio of 21 royalties.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common shares by the Selling Shareholders.

The Selling Shareholders will receive all of the net proceeds from the sale of any common shares offered by them under this prospectus. See “Selling Shareholders”. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Shareholders in disposing of these common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

A description of our capital stock, including the common shares, is contained in our Form 8-A12B, filed with the SEC on February 22, 2021 (File No. 001-40099), as amended and supplemented by the description of our common shares included in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended September 30, 2022, filed with the SEC on December 27, 2022.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. Any prospectus supplement to this prospectus may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

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PLAN OF DISTRIBUTION

We are registering the common shares offered by this prospectus on behalf of the Selling Shareholders. The Selling Shareholders, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling or distributing common shares or interests in common shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of its common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The common shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

The Selling Shareholders may use any one or more of the following methods when disposing of their shares:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

● settlement of short sales effected after the effective date of the registration statement of which this prospectus forms a part;

● in “at the market” offerings as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offering through sales agents;

● to or through underwriters, agents or broker-dealers;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

In connection with the sale of common shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assumes. The Selling Shareholders may also sell common shares short and deliver these securities to close out its short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by such shareholder to a broker-dealer or other financial institution and, if the Selling Shareholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee, or other successors in interest as Selling Shareholders under this prospectus.

If the common shares are sold through underwriters or broker dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The aggregate proceeds to the Selling Shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

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Broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meets the criteria and conforms to the requirements of those provisions.

The Selling Shareholders and any underwriters, broker-dealers, or agents that participate in the sale of our common shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the common shares may be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Shareholders are deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the common shares to be sold, the respective purchase prices and offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth, if appropriate, in a prospectus supplement, a free-writing prospectus or a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Shareholders and any other persons participating in a distribution of the common shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other such persons. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the securities, including, without limitation, SEC filing fees and expenses of initial compliance with state securities or “blue sky” laws; provided, however, that the Selling Shareholders will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by them.

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SELLING SHAREHOLDERS

This prospectus relates to (i) up to 21,052,632 Initial Debenture Shares; (ii) up to 1,804,511 Special Conversion Shares; and (iii) up to 40,000,000 Interest Shares, that the Selling Shareholders may sell in one or more offerings pursuant to the Agreements.

The registration of these common shares does not mean that the Selling Shareholders will sell or otherwise dispose of all or any of those securities. The Selling Shareholders may sell or otherwise dispose of all, a portion or none of such common shares from time to time. We do not know the number of common shares, if any, that will be offered for sale or other disposition by the Selling Shareholders under this prospectus. The Selling Shareholders identified below may currently hold or acquire our common shares in addition to the common shares registered hereby. In addition, the Selling Shareholders identified below may sell, transfer, assign or otherwise dispose of some or all of the common shares covered hereby in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

Convertible Debenture Private Placement

On December 5, 2023, the Subscribers entered into the Agreements, pursuant to which the Subscribers subscribed for and agreed to purchase a $30 million and $10 million principal amount of Debentures. The Transaction closed on December 15, 2023, and the Debentures were issued under the Indenture, which governs the Debentures.

The Debentures mature on December 15, 2028, and bear interest from and including the date of issuance at the rate of 10.0% per annum, payable in quarterly installments in arrears on August 31, November 30, February 28 and May 31 in each year, the first such interest payment to fall due on February 28, 2024. The Company shall satisfy its Interest Obligation on each Interest Payment Date (including, for greater certainty, following conversion or redemption or on December 15, 2028) by delivering: (i) cash for that portion of the Interest Obligation equal to 7% per annum, calculated on the outstanding principal amount of the Debentures; and (ii) subject to applicable regulatory approval, Interest Shares for the balance of the Interest Obligation equal to 3% per annum, calculated on the outstanding principal amount of the Debentures.

Subject to the terms and conditions set forth in the Indenture, the Debentures are convertible, at the holder’s option, into common shares of the Company at the Conversion Price. During the Company Redemption Period, the Company may, at its option, redeem the Debentures, in whole or in part, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest up to the applicable redemption date. If the Company exercises the foregoing redemption right, the holder shall be entitled to exercise its conversion right prior to the expiration of such Company Redemption Period at the Special Conversion Price.

Pursuant to the Agreements, Gold Royalty agreed to file a registration statement, of which this prospectus forms a part, to register the resale of the Debenture Shares.

Relationship with the Selling Shareholders

The Transaction as it related to QRC is a “related party transaction” for purposes of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) as QRC is a company whose chairman and CEO, Warren Gilman, is also a director of Gold Royalty.

The Transaction was exempt from the formal valuation and minority shareholder approval requirements available under MI 61-101, as neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the Transaction, insofar as it involves QRC, exceeded 25% of the Company’s market capitalization. The terms of the Transaction were reviewed and approved by Gold Royalty’s independent directors and approved unanimously by its board of directors, with Mr. Gilman abstaining as a result of his relationship to QRC.

To our knowledge, neither Taurus nor its pledgees, donees, transferees, assignees or other successors-in-interest have or have had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common shares and the transaction described above.

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Information About Selling Shareholders Offering

The following table sets forth certain information with respect to the Selling Shareholders, including (i) the common shares beneficially owned by the Selling Shareholders prior to this offering, (ii) the number of common shares being offered by the Selling Shareholders pursuant to this prospectus and (iii) the Selling Shareholders’ beneficial ownership after completion of this offering, assuming that all of the common shares covered hereby (but none of the other common shares, if any, held by the Selling Shareholders) are sold.

We have prepared the following table based on information supplied to us by the Selling Shareholders on or prior to February 7, 2024, and we have not sought to verify such information. Ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC regarding beneficial ownership and include voting or investment power with respect to common shares. This information does not necessarily indicate beneficial ownership for any other purpose. The calculation of percentage of beneficial ownership is based on 145,723,244 common shares issued and outstanding as of February 7, 2024.

Selling Shareholders	Total Number of Common Shares Owned Prior to This Offering		Percentage of Outstanding Common Shares Owned Prior to This Offering	Maximum Number of Common Shares Which May Be Sold in This Offering		Number of Common Shares Owned Following This Offering	Percentage of Outstanding Common Shares Owned Following This Offering
Queen’s Road Capital Investment Ltd. (1)	16,430,855	(3)	10.136%	47,142,857	(5)	641,381	0.4%
Taurus Mining Royalty Fund L.P. (2)	5,263,158	(4)	3.49%	15,714,286	(6)	0	0%

(1)	The securities are directly held by QRC. The address of QRC is Cheung Kong Centre, Suite 2006, 2 Queen’s Road Central, Hong Kong.
(2)	The securities are directly held by Taurus Mining Royalty Fund L.P. The address of Taurus is c/o Taurus Funds Management Pty Ltd, Suite 4101, Level 41, Gateway, 1 Macquarie Place, Sydney NSW 2000 Australia.
(3)	Represents 16,430,855 common shares consisting of (i) 15,789,474 Initial Debenture Shares issuable upon conversion of $30,000,000 Debenture at the Conversion Price and (ii) 641,381 common shares.
(4)	Represents 5,263,158 Initial Debenture Shares issuable upon conversion of $10,000,000 Debenture at the Conversion Price.
(5)	Represents (i) 15,789,474 Initial Debenture Shares issuable upon conversion of $30,000,000 Debenture at the Conversion Price, (ii) 1,353,383 Special Conversion Shares issuable upon QRC’s exercise of its conversion right at the Special Conversion Price, and (iii) 30,000,000 Interest Shares, which is a reasonable good-faith estimate of the maximum number of common shares that the Company believes are issuable as a payment of interest on the Debentures at the Interest Price.
(6)	Represents (i) 5,263,158 Initial Debenture Shares issuable upon conversion of $10,000,000 Debenture at the Conversion Price, (ii) 451,128 Special Conversion Shares issuable upon Taurus’ exercise of its conversion right at the Special Conversion Price, and (iii) 10,000,000 Interest Shares, which is a reasonable good-faith estimate of the maximum number of common shares that the Company believes are issuable as a payment of interest on the Debentures at the Interest Price.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities under Canadian law will be passed upon for us by Sangra Moller LLP, Vancouver, British Columbia. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2022, September 30, 2022, and September 30, 2021, and the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the three months ended December 31, 2022, and for the years ended September 30, 2022, and September 30, 2021, incorporated in this prospectus by reference to our transition report on Form 20-F for the transition period ended December 31, 2022, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing. PricewaterhouseCoopers LLP, located at 250 Howe St Suite 1400, Vancouver, British Columbia V6C 3S7, is Gold Royalty’s independent registered public accounting firm and has been appointed as its independent auditor. PricewaterhouseCoopers LLP has confirmed that it is independent with respect to Gold Royalty within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

The scientific and technical information incorporated by reference to the Annual Report on Form 20-F for the year ended September 30, 2022, and the Transition Report on Form 20-F for the transition period ended December 31, 2022, has been reviewed and approved by Alastair Still, P. Geo, who is our Director of Technical Service, as indicated therein in reliance upon the authority of such person’s expertise.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. The address is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.goldroyalty.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	The description of our common shares contained in our Form 8-A12B, filed with the SEC on February 22, 2021 (File No. 001-40099), as amended and supplemented by the description of our common shares included in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended September 30, 2022, filed with the SEC on December 27, 2022;

●	Our Annual Report on Form 20-F for the year ended September 30, 2022, filed with the SEC on December 27, 2022 and our Transition Report on Form 20-F for the period from October 1, 2022 to December 31, 2022, filed with the SEC on March 27, 2023; and

●	Our Current Reports on Form 6-K furnished to the SEC on December 27, 2022, January 3, 2023, January 13, 2023, January 18, 2023, February 2, 2023, February 13, 2023, February 16, 2023, February 17, 2023, February 21, 2023, February 22, 2023, March 27, 2023, March 29, 2023, May 1, 2023, May 11, 2023, May 11, 2023, May 23, 2023, July 19, 2023, July 31, 2023, August 10, 2023, August 10, 2023, August 31, 2023, September 5, 2023, October 17, 2023, November 2, 2023, November 14, 2023, November 14, 2023, December 6, 2023, December 20, 2023, December 22, 2023, December 22, 2023, and February 23, 2024.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Gold Royalty Corp., 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 4A2 and our telephone number is (604) 396-3066. Our website address is www.goldroyalty.com. Information contained in our website is not part of this prospectus.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.

Expense	Estimated Amount
SEC registration fee	$14,194.90
FINRA filing fees	—
Printing expenses	—
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$7,500.00
Miscellaneous costs	$10,000.10
Total	$81,695.00

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Up to 21,052,632 Initial Debenture Shares

Up to 1,804,511 Special Conversion Shares

(and up to 40,000,000 Interest Shares issuable upon the payment of interest in respect thereof)

Offered by the Selling Shareholders

Prospectus